UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

Cision Ltd.

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130 E. Randolph Street, 7th Floor
Chicago, Illinois 60601
June 1, 2018
To Our Shareholders:
You are cordially invited to attend the 2018 Annual General Meeting of Cision Ltd. at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, on June 26, 2018, at 10:00 a.m., Eastern Time.
Details of the business to be conducted at the Annual General Meeting are provided in the accompanying Notice of Annual General Meeting and Proxy Statement.
Your vote is important. Please take the time to carefully read each of the proposals described in the Proxy Statement and cast your vote by following the instructions in the Proxy Statement. Your vote will mean that you are represented at the Annual General Meeting regardless of whether or not you attend in person.
Thank you for your support of Cision Ltd.
Sincerely,
Kevin Akeroyd
President, Chief Executive Officer and Director

CISION LTD.
130 E. Randolph Street, 7th Floor
Chicago, Illinois 60601
NOTICE OF ANNUAL GENERAL MEETING
To Be Held on June 26, 2018
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2018 Annual General Meeting (the “Annual Meeting”) of Cision Ltd. (“Cision,” the “Company,” “we,” “us” or “our”) will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, on June 26, 2018, at 10:00 a.m., Eastern Time, for the following purposes:
1.
To elect by ordinary resolution two Class I directors, Stephen P. Master and L. Dyson Dryden, to hold office in accordance with the terms of our amended and restated memorandum and articles of association until our annual general meeting to be held in 2021 or until their successors are duly elected and qualified, or until they otherwise cease to be directors of the Company in accordance with our amended and restated memorandum and articles of association;

2.
To ratify by ordinary resolution the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has declared the close of business on May 25, 2018 as the record date for the Annual Meeting. Only shareholders of record on May 25, 2018 are entitled to receive notice of, attend and vote at the Annual Meeting.
Your vote is very important. We encourage you to carefully read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. All shareholders are cordially invited to attend the Annual Meeting in person. As an alternative to voting in person at the Annual Meeting, you may submit your proxy via the Internet, by mailing a completed proxy card or by following the telephone instructions on the proxy card. For detailed information regarding voting instructions, please see the sections on voting shares beginning on page 2 of the accompanying Proxy Statement.
A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to June 26, 2018, at our offices at 130 E. Randolph Street, 7th Floor, Chicago, Illinois 60601.
We appreciate your continued support of Cision Ltd.
By Order of the Board of Directors
Steve Solomon
Secretary
Beltsville, Maryland
June 1, 2018
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2018 ANNUAL GENERAL MEETING TO BE HELD ON JUNE 26, 2018:

THE PROXY STATEMENT AND THE ANNUAL REPORT
TO SHAREHOLDERS ARE AVAILABLE AT
https://investors.cision.com

130 E. Randolph Street, 7th Floor
Chicago, Illinois 60601
PROXY STATEMENT
The Board of Directors (the “Board of Directors”) of Cision Ltd. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2018 Annual General Meeting to be held on June 26, 2018, at 10:00 a.m., Eastern Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, on June 26, 2018, at 10:00 a.m., Eastern Time.
We are sending our proxy materials on or about June 1, 2018 to our shareholders of record as of the close of business on May 25, 2018 (the “Record Date”). The Company’s principal executive offices are located at 130 E. Randolph Street, 7th Floor, Chicago, Illinois 60601, and its telephone number is (312) 922-2400.
A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to June 26, 2018, at our offices at 130 E. Randolph Street, 7th Floor, Chicago, Illinois 60601.
Introductory Note About the Company
Cision Ltd. was formed in the Cayman Islands on March 9, 2017 with registration number 320462. Our affairs are governed by our amended and restated memorandum and articles of association (the “Articles”) and the Companies Law (as amended) and the common law of the Cayman Islands. We became a public company on June 29, 2017 when we completed our business combination with Capitol Acquisition Corp. III (the “Business Combination”).
For the purposes of this proxy statement (this “Proxy Statement”), “fiscal 2016” refers to our fiscal year ended December 31, 2016, “fiscal 2017” refers to our fiscal year ended December 31, 2017 and “fiscal 2018” refers to our fiscal year ending December 31, 2018.

i

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Why am I receiving these materials?
The Board of Directors is soliciting proxies for the Annual Meeting. The Notice of Annual General Meeting, a proxy card, this Proxy Statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2017 (the “Annual Report”) are being mailed on or about June 1, 2018 to shareholders as of the Record Date.
Where and when is the Annual Meeting?
We will hold the Annual Meeting on June 26, 2018 at 10:00 a.m., Eastern Time, at the Bethesda Marriott located at 5151 Pooks Hill Road, Bethesda, Maryland 20814.
What am I being asked to vote on at the Annual Meeting?
We are asking our shareholders to consider the following proposals:
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The election by ordinary resolution of two Class I directors, Stephen P. Master and L. Dyson Dryden, to hold office until our annual general meeting to be held in 2021 or until their successors are duly elected and qualified, or until they otherwise cease to be directors of the Company in accordance with our Articles;

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The ratification by ordinary resolution of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

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Any other business properly introduced at the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?
The Board of Directors recommends a vote:
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“FOR” the election of the two Class I directors, Stephen P. Master and L. Dyson Dryden, to hold office until our annual general meeting to be held in 2021 or until their successors are duly elected and qualified, or until they otherwise cease to be directors of the Company in accordance with our Articles; and

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“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

What must I do if I want to attend the Annual Meeting in person?
Attendance at the Annual Meeting is limited to shareholders as of the Record Date attending personally or by way of representative. Registration and seating will begin on Tuesday, June 26 at 9:45 a.m., Eastern Time. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, and a proxy card, prior to admission to the Annual Meeting. In addition, a representative of a corporation or other entity must present evidence of his or her authority to act on behalf of such entity. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
How many votes do I have?
You have and may cast one vote for each ordinary share of the Company that you owned at the close of business on the Record Date. These shares include:
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Shares registered directly in your name with Continental Stock Transfer & Trust Company (“Continental”), our transfer agent, for which you are considered the “shareholder of record”; and

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Shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 130,470,400 ordinary shares issued and outstanding.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with Continental, you are considered the “shareholder of record” with respect to those shares. We have sent the proxy materials for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Continental as “shareholders of record.”
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded proxy materials for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your ordinary shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name shareholders.”
What is a proxy?
A proxy is your legal designation of another person to vote the ordinary shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting to cast your vote. These officers are Jack Pearlstein, our Executive Vice President and Chief Financial Officer, and Steve Solomon, our Chief Accounting Officer and Secretary.
How do I vote?
General
You can vote by proxy or in person. For specific methods of voting available to you, see below.
If you submit your proxy using any of the methods below, Jack Pearlstein or Steve Solomon will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and for or against any other proposals properly introduced at the Annual Meeting. You may abstain from voting if you wish.
If you are a shareholder of record and you vote by telephone or Internet and choose to vote with the recommendation of the Board of Directors, or if you vote by mail, sign you proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director and “FOR” the ratification of the appointment of our registered independent public accounting firm. If any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, your proxy will authorize Jack Pearlstein and Steve Solomon to vote in accordance with their best judgment with respect to such business. At the time this Proxy Statement was printed, we knew of no matters to be considered at the Annual Meeting other than the two proposals referenced in this Proxy Statement. If you hold your shares in street name, and you do not instruct your bank or broker how to vote on Proposal 1, which is a non-routine matter, no votes will be cast on such proposal on your behalf. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Voting Methods for Shareholders of Record
If you are a shareholder of record, you may vote by one of the following methods:

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By Internet: you may vote over the Internet at www.cstproxyvote.com by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 25, 2018;

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By Telephone: you may vote by touch-tone telephone by calling 866-894-0536. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 25, 2018;

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By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with the paper proxy materials; or

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In Person: you may attend the Annual Meeting and vote in person by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote. If you choose to vote in person, you must bring proof of identification and your proxy card to the Annual Meeting.

Voting Methods for Street Name Shareholders
If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
If you hold your shares in street name (through a bank, broker or other nominee) it is critical that you cast your vote if you want it counted on Proposal 1. Proposal 1 is not a “routine matter,” and therefore your bank or broker may not vote your uninstructed shares on Proposal 1 on a discretionary basis. As a result, if you hold your shares in street name, and you do not instruct your bank or broker how to vote on Proposal 1, no votes will be cast on such proposal on your behalf. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Can I change my vote or revoke my proxy?
Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
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Entering a new vote by Internet or by telephone;

•
Returning a later-dated proxy card;

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Notifying the Secretary of the Company, in writing, at Cision Ltd., Attn: Secretary, 130 E. Randolph Street, 7th Floor, Chicago, Illinois 60601; or

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Completing a written ballot at the Annual Meeting in person.

If you are a street name shareholder, your broker, bank or other nominee can provide instructions on how to change your vote.
What is a quorum?
A quorum of shareholders is necessary to hold a valid meeting. Generally, the presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the shareholders holding in aggregate not less than a simple majority of our issued and outstanding ordinary shares constitutes a quorum. In addition, our Articles require the attendance of Canyon Holdings (Cayman), L.P. (“Cision Owner”) to constitute a quorum at any shareholder meeting for as long as we remain a “Controlled Company” within the meaning of the rules of the New York Stock Exchange. As of May 25, 2018, Cision Owner held approximately 60.4% of our issued and outstanding ordinary shares.

Your ordinary shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not count as votes for the purposes of the voting threshold. If there is no quorum present within half an hour of the time appointed for the meeting, then either the Chair or the shareholders entitled to vote may adjourn the meeting in accordance with the Articles.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding our ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.
What vote is required to approve each proposal?
The election of directors and the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting and entitled to vote on the proposal.
A properly executed proxy marked “abstain” with respect to either proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will also be counted for purposes of determining if there is a quorum. Abstentions and broker non-votes will have no effect on either proposal.
Who will count the vote?
A representative of Continental will tabulate the votes and act as the inspector of election.
Is my vote confidential?
Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Continental, its independent transfer agent and registrar, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.
Where can I find the voting results?
The Company will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.
Who pays for proxy solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their reasonable, out-of-pocket costs in forwarding proxy materials to beneficial owners of our ordinary shares. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

What is the deadline for submitting a shareholder proposal or director nominations for the 2019 Annual Meeting?
Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2019 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, shareholder proposals must be submitted in writing to the Secretary, Cision Ltd., 130 E. Randolph St., 7th Floor, Chicago, IL 60601 and must be received no later than January 31, 2019 unless the date of our 2019 Annual Meeting is changed by more than 30 days from January 31, 2018, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any proposals submitted for inclusion in the proxy must also comply with the advance notice provisions of our Articles described below.
Shareholders who intend to present proposals at the 2019 Annual Meeting must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Cision Ltd., 130 E. Randolph St., 7th Floor, Chicago, IL 60601, and such proposals must be received no earlier than February 26, 2019 and no later than March 28, 2019. Shareholders who wish to nominate a director must additionally be a shareholder of record on both the date of the giving of notice by such shareholder and the record date for the determination of shareholders entitled to vote at the 2019 Annual Meeting and on each such date beneficially own more than 15% of the issued ordinary shares of the Company (unless contrary to applicable law). Such proposals must additionally meet the requirements set forth in the rules and regulations of the SEC, as well as the informational, notice and other requirements related to proposals set forth in Article 16 of the Company’s amended and restated memorandum and articles of association.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board of Directors is currently comprised of seven members and divided into three classes. Directors in each class serve for a term of three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The term of directors of one class expires at each annual general meeting. There is currently one vacancy on the Board of Directors.
At the Annual Meeting, it is proposed that two directors be elected by ordinary resolution to serve until our annual general meeting to be held in 2021 or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Board of Directors, upon the recommendation of the corporate governance and nominating committee of the Board of Directors (the “Corporate Governance and Nominating Committee”), has nominated Stephen P. Master and L. Dyson Dryden to serve as Class I directors. Stephen P. Master and L. Dyson Dryden are currently serving as Class I directors.
A majority of all of the votes cast at the Annual Meeting at which a quorum is present in person or by proxy is required for the election of each director. This means that a director nominee will be elected to serve on the Board of Directors only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.
If you are a shareholder of record and you vote by telephone or over the Internet or sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Mr. Dryden and “FOR” the re-election of Mr. Master. If you are a street name shareholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
We expect that Stephen P. Master and L. Dyson Dryden will accept such nominations; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors.
The Board of Directors recommends a vote FOR the election of each of the nominated directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The names our directors, and certain information about them, including their ages as of May 25, 2018, are included below. Mark M. Anderson and Mark D. Ein serve as the Chair of the Board of Directors and Vice Chair of the Board of Directors, respectively.
Name	Age	Class	Current Term Expires	Independent Director	Expiration of Term for Which Nominated	Committee Memberships
Nominees:
L. Dyson Dryden	42	I	2018	X	2021	A, N
Stephen P. Master	34	I	2018	X	2021	N
Continuing Directors:
Stuart J. Yarbrough	67	II	2019	X	—	A*
Kevin Akeroyd	50	II	2019	—	—	—
Mark D. Ein	53	III	2020	X	—	A, C
Mark M. Anderson	42	III	2020	X	—	C, N*
Philip A. Canfield	50	III	2020	X	—	C*

A — Audit Committee
C — Compensation Committee
N — Corporate Governance and Nominating Committee
*
denotes Chair of Committee

Nominees for Director
L. Dyson Dryden.   Mr. Dryden is currently the President, Chief Financial Officer, and a Director of Capitol Investment Corp. IV, a blank check company formed for the purpose of effecting a business combination with another company. From July 2015 until it completed its business combination in June 2017, Mr. Dryden was the President, Chief Financial Officer, Treasurer, Secretary and a Director of Capitol Acquisition Corp. III. Since the closing of the business combination, Mr. Dryden has continued to serve as a director of Capitol Acquisition Corp. III (now known as Cision Ltd.). From March 2013 to July 2015, Mr. Dryden served as the Chief Financial Officer and a Director of Capitol II. Mr. Dryden has continued to serve as a director of Lindblad Expeditions since the closing of its business combination. Mr. Dryden is also the founder of Dryden Capital Management, LLC, a private investment firm that invests in and builds private companies, and has served as its President since March 2013. Mr. Dryden has also been Vice Chairman of CDS Logistics Management, Inc., one of the largest providers of home improvement product delivery services in the United States, since 2009. From August 2005 to February 2013, Mr. Dryden worked in Citigroup’s Investment Banking division in New York, most recently as a Managing Director where he led the coverage effort for a number of the firm’s Global Technology, Media and Telecommunications clients. From 2000 to 2005, Mr. Dryden held the titles of Associate and Vice President at Jefferies & Company, a middle market investment banking firm. From 1998 to 2000, Mr. Dryden worked in the investment banking group at BB&T Corporation. Mr. Dryden holds a B.S. in Business Administration with a dual concentration in finance and management from the University of Richmond.
We determined that Mr. Dryden’s corporate finance and public company experience qualifies him to serve as a director on the Board of Directors.

Stephen P. Master.   Mr. Master joined GTCR in January 2008 and became a Vice President in September 2012. Prior to joining GTCR, Mr. Master worked as an Analyst in the Telecommunications and Mergers & Acquisitions groups at UBS Investment Bank from June 2006 to December 2007. He holds an MBA with honors from the University of Chicago and a BA summa cum laude from Northwestern University in mathematical methods in the social sciences and economics. He is currently a Director of Cision, Inteliquent, Beeline, Park Place and Simpli.fi and played an instrumental role in GTCR’s investment in Landmark Aviation. He was previously a Director of Protection 1.
We determined that Mr. Master’s experience in finance and in advising similar companies qualifies him to serve as a director on the Board of Directors.
Continuing Directors
Kevin Akeroyd.   Mr. Akeroyd has served as our Chief Executive Officer and President since August 2016. Mr. Akeroyd has over 25 years of experience in digital, social and mobile marketing globally. Previously, Mr. Akeroyd was General Manager and Senior Vice President at Oracle Marketing Cloud from September 2013 to August 2016. Mr. Akeroyd and Oracle created and led the Enterprise Marketing Platform category. Prior to Oracle, he held senior leadership positions at Badgeville from September 2011 to September 2013 and Salesforce.com (Jigsaw/Data.com) from September 2007 to August 2011. Mr. Akeroyd holds a degree from the University of Washington, Michael G. Foster School of Business and attended the EPSO program at the Stanford University Graduate School of Business.
Mark M. Anderson.   Mr. Anderson joined GTCR in 2000 and is currently a Managing Director of the firm. He previously worked at Gracie Capital and at Bowles Hollowell Conner & Co. He holds an MBA from Harvard Business School and a BS from the McIntire School of Commerce at the University of Virginia. Mr. Anderson currently is a Director of Cision, Global Traffic Network, Beeline, Lytx, Rural Broadband Investments and XIFIN. In addition, Mr. Anderson was previously a Director of GTCR’s past investments including CAMP Systems, Land Lease Group and Landmark Aviation, and was instrumental in other GTCR investments including Skylight Financial, Solera and Transaction Network Services. Mr. Anderson serves on the board of the Chicago Foundation for Education, a non-profit organization that seeks to improve the educational experience of Chicago’s public school children.
We determined that Mr. Anderson’s directorship experience and experience advising similar companies qualifies him to serve as a director on the Board of Directors.
Philip A. Canfield.   Mr. Canfield is a Managing Director of GTCR LLC and currently co-heads GTCR’s Technology, Media and Telecommunications investment team. Mr. Canfield joined GTCR in 1992 and became a Principal in 1997. From 1990 to 1992, Mr. Canfield worked in the Corporate Finance Department at Kidder, Peabody and Company. Mr. Canfield has served as a Director of Zayo Group Holdings, Inc. since July 2012 and is the Chairman of its Nominating & Governance Committee. Mr. Canfield currently serves on several private company boards. He holds an M.B.A. from the University of Chicago and a B.B.A. in finance with High Honors from the Honors Business Program at the University of Texas.
We determined that Mr. Canfield’s extensive experience in corporate finance and in the telecommunications industry qualifies him to serve as a director on the Board of Directors.
Mark D. Ein.   Mr. Ein serves as the Chairman, Chief Executive Officer and a Director of Capitol Investment Corp. IV, a blank check company formed for the purpose of effecting a business combination with another company. Mr. Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his 25-year career. From July 2015 until June 2017, Mr. Ein was the Chairman of the Board, Chief Executive Officer, and a Director of Capitol III Acquisition Corp. III. Since the closing of the business combination, Mr. Ein has continued to serve as a director of Capitol Acquisition Corp. III (now known as Cision Ltd.). From August 2010 to July 2015, Mr. Ein was the Chairman of the Board, Chief Executive Officer, Treasurer and Secretary of Capitol II. Capitol II completed its business combination with Lindblad Expeditions, Inc. in July 2015. Since the closing of the business combination, Mr. Ein has continued to serve as the Chairman of the Board of Capitol II (and now post-merger Lindblad Expeditions Holdings, Inc.). From June 2007 to October 2009, Mr. Ein was the Chief Executive Officer and Director of Capitol I.

Capitol I completed its business combination with Two Harbors Investment Corp., a Maryland real estate investment trust, in October 2009. From October 2009 to May 2015, Mr. Ein served as the Non-Executive Vice Chairman of Two Harbor’s board of directors. Mr. Ein is the Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chairman and Chief Executive Officer since 1999. Venturehouse’s portfolio includes or has included the seed investment in Matrics Technologies in August 2000 (sold to Symbol Technologies in September 2004), the lead investment in the buyout of Cibernet Corporation from the CTIA in March 2003 (sold to MACH S.à.r.l. in April 2007), the acquisition of VSGi from Net2000 Communications, and an early investment in XM Satellite Radio. He has also been the President of Leland Investments Inc., a private investment firm, since 2005. Mr. Ein is Co-Chairman of Kastle Holding Company LLC, which through its subsidiaries conducts the business of Kastle Systems, LLC, a provider of building and office security systems that was acquired in January 2007. An entity owned by Mr. Ein is also the majority owner and managing member of Kastle Holding Company LLC. In 2008, Mr. Ein founded and is the owner of the Washington Kastles, the World Team Tennis franchise in Washington, D.C., that has won the league championship six times in its nine years in the league. In March 2017, Mr. Ein led the acquisition of World TeamTennis LLC, the professional team tennis league of which the Washington Kastles are a franchisee, from Billie Jean King and is now its Chairman. Previously in his career, Mr. Ein worked for The Carlyle Group, Brentwood Associates, and Goldman, Sachs & Co. Mr. Ein is the Chairman of the Board of VSGi, a provider of videoconferencing services. Mr. Ein is also the Chairman of the Board of the District of Columbia Public Education Fund and Vice President of the board of directors of the United States Tennis Association and a member of the boards of the District of Columbia College Access Program (DC-CAP) and the International Tennis Hall of Fame. He was appointed by Mayor Vincent Gray to be a member of the D.C. Tax Revision Commission and also serves on the Executive Committee of the Federal City Council. Mr. Ein received a B.S. in Economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an M.B.A. from the Harvard Business School.
We determined that Mr. Ein’s public company experience, operational experience and his business contacts qualifies him to serve as a director on the Board of Directors.
Stuart J. Yarbrough.   Mr. Yarbrough’s professional experience includes over 24 years in public accounting, primarily with Ernst & Young and BDO Seidman, LLP. Since June 2008, Mr. Yarbrough has been a private investor. From February 2007 through its final distributions during June 2008, Mr. Yarbrough served as the chief executive officer of 3Point Capital Partners, a private equity firm. From 1994 through February 2007, Mr. Yarbrough was a principal at CrossHill Financial Group Inc., a company he co-founded, which provided investment banking services and venture debt financing to growth companies. Mr. Yarbrough previously served on the board of directors of Solera Holdings, Inc. and DigitalNet Holdings, Inc., as well as several other public companies. Mr. Yarbrough has a B.A. in management sciences from Duke University.
We determined Mr. Yarbrough’s extensive practical and management experience in public accounting and corporate finance, as well as leadership expertise through his directorship roles in public companies, including service on audit and other board of directors committees, qualifies him to serve as a director on the Board of Directors.
Board Designees
The Board of Directors is comprised of seven members, including three persons designated by Canyon Holdings (Cayman), L.P. (“Cision Owner”). Messrs. Anderson, Canfield and Master have been designated by Cision Owner as its three designees under that certain director nomination agreement, dated as of June 29, 2017, by and among us, Cision Owner and certain investment vehicles affiliated with GTCR LLC (the “Nominating Agreement”). See “Certain Relationships and Related Party Transactions” for more information.
Family Relationships
There are no family relationships between any of Cision’s executive officers and directors or director nominees.

Independence of Directors
As a result of its ordinary shares being listed on the New York Stock Exchange, Cision adheres to the rules of such exchange in determining whether a director is independent. The Board of Directors has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The New York Stock Exchange listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that Messrs. Anderson, Canfield, Ein, Dryden, Master and Yarbrough are independent directors. The Board of Directors has determined that Mr. Akeroyd is not an independent director on account of his employment with Cision.
Classified Board of Directors
The directors are divided into three (3) classes designated as Class I, Class II and Class III. At the 2018 annual general meeting of shareholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the 2019 annual general meeting of shareholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the 2020 annual general meeting of shareholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of shareholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting.
Our directors are divided among the three classes as follows, in each case, until their successors are elected and qualified:
•
Dyson Dryden and Stephen P. Master are Class I directors serving until the general meeting of shareholders to be held in 2018;

•
Stuart J. Yarbrough and Kevin Akeroyd are Class II directors serving until the general meeting to be held in 2019; and

•
Mark D. Ein, Mark M. Anderson and Philip A. Canfield will be Class III directors serving until the general meeting to be held in 2020.

Controlled Company Status
For purposes of New York Stock Exchange rules, we are a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Cision Owner controls more than 50% of the voting power of Cision’s ordinary shares and has certain director nomination rights. Accordingly, it is anticipated that Cision will be eligible to, and the parties intend to, take advantage of certain exemptions from corporate governance requirements provided in the New York Stock Exchange rules. Specifically, as a controlled company, Cision is not be required to have (1) a majority of independent directors, (2) a Corporate Governance and Nominating Committee composed entirely of independent directors, (3) a Compensation Committee composed entirely of independent directors or (4) an annual performance evaluation of the Corporate Governance and Nominating Committee and Compensation Committee. Cision may not have a majority of independent directors, its Compensation Committee and Corporate Governance and Nominating Committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to shareholders of listed companies that are subject to all of the applicable corporate governance requirements. In the event that Cision ceases to be a controlled company, it will be required to comply with those requirements within specified transition periods.
The controlled company exemption does not modify the independence requirements for the audit committee, and Cision must comply with the requirements of the New York Stock Exchange rules with respect thereto.

Risk Oversight
Our Board of Directors oversees the risk management activities designed and implemented by our management. Our Board of Directors executes its oversight responsibility both directly and through its committees. Our Board of Directors also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, is primarily responsible for managing the risks associated with operation and business of the company and will provide appropriate updates to the Board of Directors and the audit committee. Our Board of Directors delegates to the audit committee oversight of its risk management process, and our other committees also consider risk as they perform their respective committee responsibilities. All committees report to the Board of Directors as appropriate, including when a matter rises to the level of material or enterprise risk.
Board Leadership Structure
The Board of Directors is led by a non-executive Chair. We believe that having a non-executive Chair emphasizes the importance of the board’s objectivity and independence from management and best promotes the effective functioning of the Board’s oversight role. Our Chair’s responsibility is to ensure that our board functions properly and to work with our President and Chief Executive Officer to set the board’s agenda. We expect our Chair to facilitate communications among our directors and between the Board of Directors and senior management. While our Chair provides independent leadership, he also works closely with our President and Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board of Directors and assessing management’s performance.
The Board of Directors believes that it is in the best interest of the Company and its shareholders for Mr. Anderson to serve as Chair of the Board of Directors. Mr. Anderson possesses significant directorship experience, experience advising similar companies and a substantial understanding of Cision’s strategic objectives, all of which will continue to benefit the Company during the year ahead.
The Board of Directors does not believe that any single leadership structure is right for all companies at all times. As a result, the board will periodically review its leadership structure to determine, based on the circumstances at that time, whether it and its committees are functioning effectively.
Meetings and Committees of the Board of Directors
Cision has established a separately standing audit committee, corporate governance and nominating committee and compensation committee. During the period from June 29, 2017, when we became a public company, to December 31, 2017, our Board of Directors held four meetings and our Audit Committee held three meetings. Our Compensation Committee and our Corporate Governance and Nominating Committee did not hold any meetings between June 29, 2017 and December 31, 2017. The Board of Directors holds executive sessions of only its independent directors after regularly scheduled Board of Directors meetings.
Audit Committee Information
Cision has established an audit committee comprised of independent directors. The audit committee consists of Stuart J. Yarbrough (Chair), Mark D. Ein and L. Dyson Dryden. Each member of the audit committee is independent under the applicable listing standards. The audit committee has a written charter. The purpose of the audit committee is, among other things, to:
•
ensure the integrity of the Company’s financial statements;

•
assist in maintaining compliance with legal and regulatory requirements;

•
appoint, retain, set compensation of, and supervise Cision’s independent accountants;

•
review the results and scope of the audit and other accounting related services; and

•
review Cision’s accounting practices and systems of internal accounting and disclosure controls.

Audit Committee members meet privately in separate sessions with representatives of our senior management and our independent public accountants after most Audit Committee meetings.

Financial Experts on Audit Committee
The audit committee is and at all times will be composed exclusively of  “independent directors,” as defined for audit committee members under the New York Stock Exchange listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Cision is required to certify to the exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.
Stuart J. Yarbrough serves as a financial expert on the Audit Committee.
Corporate Governance and Nominating Committee Information
Cision has established a corporate governance and nominating committee of the Board of Directors comprised of Mark M. Anderson (Chair), L. Dyson Dryden and Stephen P. Master. Each member of the corporate governance and nominating committee is independent under the applicable listing standards. The corporate governance and nominating committee has a written charter. The corporate governance and nominating committee is responsible for, among other things:
•
identifying and assessing persons qualified to serve on the Board of Directors;

•
recommending persons to be nominated to serve on the Board of Directors; and

•
reviewing the Corporate Governance Guidelines and making recommendations to the Board of Directors relating to corporate governance issues.

Guidelines for Selecting Director Nominees
The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the corporate governance and nominating committee charter, generally provide that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members.
Our corporate governance and nominating committee has not adopted a written policy regarding shareholder nominations for directors. The corporate governance and nominating committee will, however, consider director candidates timely submitted by shareholders in accordance with the notice provisions and procedures set forth in the amended and restated memorandum and articles of association, and will apply the same criteria to the evaluation of those candidates as the committee applies to other director candidates.

Compensation Committee Information
The Board of Directors has established a compensation committee consisting of Mark M. Anderson, Philip A. Canfield (Chair) and Mark D. Ein. Each member of the compensation committee is independent under the applicable listing standards. The compensation committee has a written charter. The purpose of the compensation committee will be, among other things, to:
•
review and approve compensation paid to the Chief Executive Officer and other executive officers and directors;

•
review and approve employment and similar agreements between Cision and its Chief Executive Officer and other executive officers; and

•
administer Cision’s incentive compensation plans, including authority to make and modify awards under such plans.

Any award made pursuant to an individual subject to the requirements of Section 16 of the Exchange Act must be approved by a committee of two or more members of the board who are “nonemployee directors” as defined in Rule 16b-3(d)(1) under the Exchange Act.
Compensation Consultant
Neither Cision nor the compensation committee of the Board of Directors engaged a compensation consultant during the year ended December 31, 2017. In March 2018, Cision engaged Frederick W. Cook & Co. to provide advice regarding its executive and director compensation programs for the year ending December 31, 2018 and for future years.
Code of Ethics
Cision has adopted a Code of Ethics that applies to all of its employees, officers and directors. This includes Cision’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Cision’s Code of Ethics is posted on its website at www.cision.com. Cision intends to disclose on its website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Cision’s directors from provisions in the Code of Ethics.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is currently, or has been at any time, one of Cision’s officers or employees. None of Cision’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Cision’s board of directors or compensation committee.
Communications with the Board of Directors
Interested parties wishing to communicate with the Board of Directors or with an individual member or members of the Board of Directors may do so by writing to the Board of Directors or to the particular member or members of the Board of Directors, and mailing the correspondence to Cision Ltd., Attn: Secretary, 130 E. Randolph St., Chicago, Illinois 60601. Each communication should set forth (i) the name and address of the shareholder, as it appears in our register, and if our ordinary shares are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of our ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner.
Our Secretary, in consultation with appropriate members of the Board of Directors and management, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of the Board of Directors, or if none is specified, to the Chair of the Board of Directors.

Director and Officer Indemnification and Limitation of Liability
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by applicable law.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2018. During the year ended December 31, 2017, PwC served as our independent registered public accounting firm.
Notwithstanding the appointment of PwC and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for fiscal 2018. The Audit Committee is submitting the appointment of PwC to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
A representative of PwC will attend the Annual Meeting and will be available to respond to appropriate questions from our shareholders.
The ratification of the appointment of PwC requires the affirmative vote of a majority of the votes cast at the meeting and entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the proposal.
Principal Accounting Fees and Services
The following table presents fees paid or accrued for the audit of the Company’s annual consolidated financial statements and all other professional services rendered by PwC for the year ended December 31, 2017:
Type of Fees	2017
(in thousands)
Audit Fees(1)	$3,016
Audit Related Fees(2)	2,186
Tax Fees(3)	1,701
All Other Fees	—
Total Fees	$6,903

(1)
Represents fees for professional services provided for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly condensed consolidated financial statements, audit services provided in connection with other statutory or regulatory filings, and accounting, reporting, and disclosure matters.

(2)
Represents fees for assurance services related to the audit of the Company’s annual consolidated financial statements, including comfort letters, certain SEC filings, financial due diligence, and other agreed upon procedures and third party assurance engagements.

(3)
Represents fees related to tax return preparation, tax planning, and tax compliance support services.

Our Audit Committee adopted a new charter on June 29, 2017 in connection with the consummation of the Business Combination. All services provided by PwC subsequent to the Business Combination were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, consistent with advice from PwC, that the provision of such services has not adversely affected PwC’s independence.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.
The Board of Directors recommends a vote FOR the ratification of the appointment of
PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates under a written charter approved by the Board of Directors, which is available on our website at www.cision.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•
reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP;

•
discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the Audit Committee’s review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Stuart J. Yarbrough (Chair)
Mark D. Ein
L. Dyson Dryden
This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Executive Officers
Below is a list of names, ages as of May 25, 2018 and a brief overview of the business experience of our executive officers:
Name	Age	Position
Kevin Akeroyd	50	President, Chief Executive Officer and Director
Jack Pearlstein	54	Executive Vice President and Chief Financial Officer
Whitney Benner	44	Chief Human Resources Officer
Yujie Chen	47	President, Asia-Pacific
Robert Coppola	47	Chief Information Officer
Jason Edelboim	42	President, Americas
Chris Lynch	34	Chief Marketing Officer
Rainer Mathes	63	President, Cision Insights
Abe Smith	48	President, EMEA
Steve Solomon	54	Chief Accounting Officer and Secretary
Kevin Akeroyd.   See “Board of Directors and Corporate Governance — Nominees for Director —  Kevin Akeroyd” for Mr. Akeroyd’s biography.
Jack Pearlstein.   Mr. Pearlstein has served as our Chief Financial Officer since June 2014. Previously, from June 2009 to November 2013, he was Chief Financial Officer of Six3 Systems, a leading provider of software development, sensor development and signal processing services to the U.S. intelligence community. As a Chief Financial Officer, Mr. Pearlstein has led three different companies through their initial public offerings: AppNet from May 1999 to September 2000, DigitalNet from September 2001 to November 2004 and Solera from April 2006 to March 2009. Mr. Pearlstein is a CPA and received his Bachelor of Science in accounting from New York University. He also holds an MBA in finance from The George Washington University.
Whitney Benner.   Ms. Benner has served as our Chief Human Resources Officer since June 2016. Ms. Benner is responsible for developing and executing human resources strategy in support of the overall business plan and strategic direction of the organization, specifically in the areas of succession planning, talent management, change management, organizational and performance management, training and development, and compensation. From June 2013 to June 2016, she was Senior Vice President of Human Resources for PR Newswire, where she set and implemented human resource strategy in support of the company’s overall business objectives. Before Ms. Benner joined PR Newswire, she held human resources leadership roles at Medialink and MJI Broadcasting. Ms. Benner holds a Bachelor’s degree from Skidmore College.
Yujie Chen.   Mr. Chen has served as our Asia Pacific President since June 2016. Mr. Chen joined PR Newswire in November 2003 and was promoted from Managing Director (China) to head PR Newswire’s business for the entire Asia-Pacific region in June 2013. Prior to PR Newswire, Mr. Chen worked in a number of media and publishing industry roles, including with CNBC Asia from June 2003 to November 2003, Deluxe Global Media from September 2001 to June 2003 and Beijing Television from February 1996 to August 1999. Chen holds an MBA degree from the Anderson School of Management at UCLA.
Robert Coppola.   Mr. Coppola has served as our Chief Information Officer since July 2016. Mr. Coppola spent four years from June 2011 to September 2015 with McGraw-Hill Financial as the Chief Information and Technology Officer for S&P Capital IQ and S&P Dow Jones Indices, a leading provider of ratings, benchmarking and analytics in the global capital and commodity markets. There, he was responsible for driving the overarching technology strategy, architecture and development in addition to evolving multiple silo-based teams into one global operating team. He has also held leadership positions with Thomson Reuters from November 2003 to June 2011 and Bloomberg LP from September 1992 to November 2003. Mr. Coppola holds a Bachelor’s in Economics from Rutgers University.

Jason Edelboim.   Mr. Edelboim has served as our President of the Americas since December 2016. Mr. Edelboim was named President of PR Newswire in June 2016, and prior to that was a Senior Vice President at PR Newswire from June 2013 to June 2016. Mr. Edelboim has over 15 years of experience at the intersection of media and technology. He previously worked at Bloomberg LP from 2003 to 2009 where he held progressing leadership roles within the company’s Media Group. Mr. Edelboim holds an MBA from the Stern School of Business at New York University and a BA from Columbia University.
Chris Lynch.   Mr. Lynch has served as our Chief Marketing Officer since November 2016. Mr. Lynch is responsible for our global marketing strategy, which includes communications, product and digital marketing. From January 2014 to October 2016, he ran product marketing and go-to-market strategy for Oracle’s Marketing Cloud business and also held leadership positions at Badgeville from February 2012 to January 2014 and TIBCO from June 2011 to January 2012. Mr. Lynch attended Northeastern University where he received his Bachelor of Arts in Journalism.
Rainer Mathes.   Dr. Mathes has served as President of Cision Insights since January 2018. Cision Insights is dedicated to evaluating companywide campaign effectiveness through customized intelligence, reporting and industry expertise. Dr. Mathes founded PRIME Research in 1988 while holding research positions at the Institute of Media Studies at the University of Mainz and later at the Research Center for Surveys and Methodology in Mannheim. Dr. Mathes developed Prime into a global research organization with locations in Europe, the United States and Asia. Dr. Mathes was educated at the University of Mainz where he first finished his M.A. in Political Science, Communication Science and Linguistics in 1980 before achieving his Ph. D. in Political Science in 1986 and receiving the ‘Johannes Gutenberg Award’ in the same year.
Abe Smith.   Mr. Smith has served as our President of EMEA since September 2017. Mr. Smith has spent the past 17 years with U.S.-based high growth, enterprise SaaS companies focusing on market transformation. Previously, Mr. Smith was Group Vice President of Emerging Markets for Oracle from June 2014 to August 2017. Prior to Oracle, Mr. Smith held senior leadership roles at Badgeville from September 2012 to May 2014 and Mindjet from June 2009 to August 2012. Additionally, from January 2007 to June 2009, Mr. Smith led the Emerging Markets for Cisco in the Unified Communications and Collaboration Group (WebEx). Mr. Smith graduated summa cum laude from the University of Massachusetts Amherst with a Bachelor’s degree in Political Science.
Steve Solomon.   Mr. Solomon has served as our Chief Accounting Officer since June 2014. From June 2009 to June 2014, he was Corporate Controller of Six3 Systems, a leading provider of software development, sensor development and signal processing services to the US intelligence community. As a Corporate Controller, Mr. Solomon was at DigitalNet from October 2001 to January 2005 and helped the company through their initial public offering. Mr. Solomon is a CPA and received his Bachelor of Science in accounting from the University of Maryland.

Executive Compensation
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Our “Named Executive Officers” for the year ended December 31, 2017 include Kevin Akeroyd, our President and Chief Executive Officer, and Whitney Benner and Jason Edelboim, our two most highly compensated executive officers who were serving as executive officers as of December 31, 2017 (collectively, the “Named Executive Officers”).
Our compensation policies and philosophies are designed to align compensation with business objectives and the creation of shareholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives and have historically provided a portion of their compensation as long-term incentive compensation in the form of equity awards in Cision Owner.
To date, the compensation of our Named Executive Officers has consisted of a base salary, an annual cash incentive bonus, equity compensation in Cision Owner and health and welfare benefits. Pursuant to their employment agreements, the Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances. Each of our executive officers, along with certain other members of our management, have been given the opportunity to receive grants of equity in Cision Owner pursuant to the Agreement of Exempted Limited Partnership of Cision Owner (as amended from time to time, the “Cision Owner Partnership Agreement.” GTCR established the Cision Owner Partnership Agreement to align the interests of our executive officers and management investors with those of our other equity investors and to encourage our executive officers and management investors to continue to operate the business in a manner that enhances our equity value.
Cision Owner has historically determined all of the components of compensation of our executive officers. As a publicly-traded company, our compensation committee is responsible for making compensation decisions and evaluating our compensation program as circumstances require. As part of our ongoing evaluation, it is expected that the compensation committee will apply Cision’s policies and philosophies described above.
Compensation Tables
The following table presents summary information regarding the total compensation for the years ended December 31, 2017 and 2016 for the Named Executive Officers.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Kevin Akeroyd President and Chief Executive Officer	2017	475,000	—	—	311,838	9,628	796,466
	2016	197,954(3)	370,000(4)	3,478,790(5)	98,959	—	4,145,703
Whitney Benner Chief Human Resources Officer	2017	243,338	173,813(6)	—	63,900	8,736	489,786
Jason Edelboim President, Americas	2017	315,000	680,912(6)	528,449(7)	103,477	5,861	1,633,699

(1)
Represents the grant date fair value of such awards as determined in accordance with ASC Topic 718. For a discussion of the assumptions underlying these amounts, see Note 7 to our audited financial statements for the year ended December 31, 2017 included in the Annual Report.

(2)
Represents all other compensation paid to or earned by the Named Executive Officers. Other compensation includes group term life insurance contributions, matching 401k contributions and certain other fringe benefits.

(3)
Represents salary from August 1, 2016, Mr. Akeroyd’s start date, to December 31, 2016.

(4)
Represents a one-time cash signing bonus paid to Mr. Akeroyd.

(5)
Consists of  (i) 3,091,679 Class C Units with a grant date fair market value of  $3,108,790 and (ii) 3,700 Class A Units with a grant date fair market value of  $370,000 included as part of Mr. Akeroyd’s signing bonus.

(6)
Represents a retention bonus paid in connection with our acquisition of PR Newswire.

(7)
Consists of 82,500 stock options to acquire ordinary shares of Cision.

Salaries
The Named Executive Officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.
Non-Equity Incentive Bonuses
Pursuant to the terms of their employment agreements, our Named Executive Officers are eligible to receive cash bonuses based on their performance and the performance of the company and its subsidiaries. Although we do not have a formal plan in place, the board sets performance targets at the beginning of each fiscal year and communicates these targets to our Named Executive Officers. Each Named Executive Officer’s performance bonus for the year ended December 31, 2017 was determined based on achievement of Corporate and Global Revenue goals and EBITDA goals.
Incentive Unit Awards
Prior to the formation of Cision, Cision Owner granted newly-hired Named Executive Officers an interest in Cision Owner by awarding Class C Units of Cision Owner (“Class C Units”) pursuant to the Cision Owner Partnership Agreement. The Class C Units were reserved for issuance by Cision Owner for incentive purposes at the discretion of the general partner of Cision Owner, subject to certain approvals.
Class C Units were awarded to the Named Executive Officers in 2016, 2015 and 2014 for no consideration and are subject to a participation threshold determined by the general partner of Cision Owner. The Class C Units are subject to the terms of the respective agreements with the executives, but generally vest over a four-year period in annual or quarterly increments following the date of grant, contingent on the individual continuing to provide services to the company. These awards have a fixed-dollar threshold as stated in the respective award agreements that provides the holder an interest only in the appreciation in value of the company over this stated amount (a “Participation Threshold”).
Upon termination of employment of the respective holder, the unvested Class C Units are forfeited and the vested Class C Units are subject to repurchase by Cision Owner at a price equal to the fair market value of the award on the date of repurchase.
We believe that overall business success creates meaningful value to both unit holders and, through their equity holdings, Cision’s executives. The Class C Units are designed as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43, and provide an immediate and significant alignment between our Named Executive Officers and Cision’s business. Prior to the Business Combination, Cision Owner followed the practice of awarding Class C Units at or near the time of hire and when deemed appropriate to further demonstrate commitment and reinforcement of value creation. The number of

Class C Units granted to each of Cision’s Named Executive Officers was not determined pursuant to any formulaic equation or benchmarking to any peer groups; rather, the number of Class C Units was determined by the general partner of Cision Owner in its sole discretion, after taking into account discussions with the Cision management team and overall retention goals.
As profits interests, the Class C Units have no value for tax purposes on the date of grant, but instead are designed to gain value only after Cision Owner has realized a certain level of returns for the holders of its “Class A Units” (as defined in Cision Owner Partnership Agreement). Distributions will be made first to holders of Class A Units until those holders have received a full return on their capital contributions to Cision Owner plus a specified yield calculated in accordance with the Cision Owner Partnership Agreement. Once Class A Unit holders have received these amounts, the holders of Class C Units are generally entitled to participate in any distributions together with the holders of Cision Owner’s “Class B Units” (as defined in the Cision Owner Partnership Agreement) in the proportions set forth in the Cision Owner Partnership Agreement, provided that no Class C Unit is entitled to any portion of a distribution until the Participation Threshold with respect to such unit has been realized. The threshold value of each Class C Unit is based on the liquidation value of the equity of Cision Owner at the date of the grant.
2017 Omnibus Incentive Plan
Our shareholders adopted and approved an omnibus incentive plan (the “2017 Omnibus Incentive Plan”) in connection with the Business Combination. During the year ended December 31, 2017, Jason Edelboim was our only Named Executive Officer who received grants under the 2017 Omnibus Incentive Plan.
Outstanding Equity Awards At Fiscal Year End — Interests in Cision Owner
The following table summarizes, for each of the Named Executive Officers, the number of Class C Units of Cision Owner held as of December 31, 2017.
Name and Principal Position	# Shares or Units of Stock that have not vested (#)(1)	Market Value # Share or Units of Stock that have not vested ($)(2)	# Unearned Shares, Units or Other Rights that have not vested (#)	Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)
Kevin Akeroyd President and Chief Executive Officer	1,932,299(3)	5,352,468	—	—
Whitney Benner Chief Human Resources Officer	168,750(4)	467,438	—	—
Jason Edelboim President, Americas	168,750(4)	467,438	—	—

(1)
Represents unvested Class C Units of Cision Owner.

(2)
There is no established public trading market for the Class C Units of Cision Owner. The value of the Class C Units at December 31, 2016 was $2.77 per Class C Unit based on a valuation analysis of the Fair Market Value of such units. For each Named Executive Officer, the participation threshold at which such units will participate in distributions has not been deducted from the fair market value of the applicable units. Mr. Akeroyd’s participation threshold for all his Class C Units is $3.09. The participation threshold for all of the Class C Units held by Ms. Benner and Mr. Edelboim is $4.25. See “— Incentive Unit Awards” above. These values may not reflect the value actually realized by the Named Executive Officers upon vesting.

(3)
Mr. Akeroyd’s Class C Units vest over a four-year period at quarterly intervals beginning on September 30, 2016.

(4)
Each of Ms. Benner’s and Mr. Edelboim’s Class C Units vest over a four-year period at yearly intervals beginning on June 30, 2017.

Outstanding Equity Awards At Fiscal Year End — Cision Ltd. Equity Awards
The following table summarizes, for each of the Named Executive Officers, the number of Cision Ltd. equity awards held as of December 31, 2017.
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Kevin Akeroyd President and Chief Executive Officer	—	—	—	—	—
Whitney Benner Chief Human Resources Officer	—	—	—	—	—
Jason Edelboim President, Americas	—	82,500(1)	—	$12.78	September 22, 2027

(1)
Mr Edelboim’s options become exercisable in four equal annual installments beginning August 31, 2018.

Post-Retirement Benefits Cision US Inc. Retirement Plan
We maintain a tax-qualified defined contribution plan meeting the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of our U.S. employees through Fidelity. The 401(k) plan is available on the same terms to all of our U.S. employees, including the Named Executive Officers. Each participant can elect to contribute from 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations. We also make matching 401(k) contributions up to a specified portion of each employee’s salary. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices.
Employment Agreements
Each of the Named Executive Officers is a party to an employment agreement. Mr. Akeroyd’s employment agreement is between himself and Cision US Inc. (“Cision US”). Ms. Benner’s employment agreement is between herself and PR Newswire Association, LLC (“PR Newswire”). Mr. Edelboim’s employment agreement is between himself and PR Newswire. The following summary sets forth the material terms of the Named Executive Officer’s existing employment agreements.
Kevin Akeroyd
The employment agreement with Kevin Akeroyd provides that Mr. Akeroyd will serve as the Chief Executive Officer of Cision US. The term of Mr. Akeroyd’s employment commenced on August 1, 2016 and will continue until (i) Mr. Akeroyd’s resignation, death or disability or (ii) Cision terminates his employment with or without Cause. On June 29, 2017, in connection with the consummation of the Business Combination, Cision US entered into an amended employment agreement with Mr. Akeroyd in order to remove Cision Owner as a party to Mr. Akeroyd’s employment agreement. The terms of Mr. Akeroyd’s employment were not substantially modified by such amendment. Mr. Akeroyd’s base salary is set at $475,000 per year and is subject to annual increase as approved by the Board of Directors.
Subject to continued employment, Mr. Akeroyd will be eligible to receive an annual bonus in an amount up to 100% of his base salary, as determined by the Board of Directors based upon Mr. Akeroyd’s performance and the performance of Cision, Cision US and the other subsidiaries of Cision relative to financial, operating and other objectives mutually agreed upon by the Board of Directors and Mr. Akeroyd. In addition, Mr. Akeroyd is entitled to such other benefits as are approved by the Board of Directors and made generally available to all senior management of Cision and Cision US.

If Mr. Akeroyd’s employment is terminated for any reason, Mr. Akeroyd is entitled to receive:
•
any earned but unpaid portion of his base salary through the date of such termination, subject to withholding and other appropriate deductions;

•
reimbursement for expenses accrued during employment, subject to and in accordance with, Cision US’s expense reimbursement policy;

•
any earned but unpaid annual bonus relating to any prior period; and

•
any vested benefits (including vacation) accrued through the date of such termination in accordance with applicable law or the governing agreement, plan or policy rules (together, the “Akeroyd Accrued Obligations”).

If Mr. Akeroyd’s employment is terminated by the Board of Directors without Cause or by resignation for Good Reason, then, in addition to the Akeroyd Accrued Obligations, during the 12-month period commencing on the date of termination (the “Akeroyd Severance Period”), (x) Cision US shall pay to Mr. Akeroyd an aggregate amount equal to 100% of his annual base salary, and (y) Cision US shall pay the premiums for Mr. Akeroyd’s continued coverage under Cision US’s health benefit plan during the Akeroyd Severance Period (subject to certain limitations).
In the event of Mr. Akeroyd’s resignation, if at the time of such resignation Cision US had the right to terminate Mr. Akeroyd’s employment with Cause, then Cision US may elect to treat such resignation as a termination of Mr. Akeroyd’s employment by Cision US with Cause.
Mr. Akeroyd’s employment agreement also contains provisions relating to obligations to maintain confidentiality, ownership of property developed during employment, third-party information, use of information of prior employers and non-solicitation of Cision US’s employees for a period of 12 months.
For purposes of Mr. Akeroyd’s employment agreement:
“Cause” means (i) (a) the conviction or plea of no contest for or indictment on a felony or a crime involving moral turpitude or (b) the commission of any other act or omission involving (x) dishonesty that is reasonably likely to materially and adversely affect Cision or any of its subsidiaries or (y) fraud, in either case, with respect to Parent, Cision US or any of their respective subsidiaries or any of their customers, vendors or employees, (ii) substantial and repeated failure to perform duties of the office held by Mr. Akeroyd as reasonably and expressly directed by the Board of Directors, provided that Mr. Akeroyd shall have the opportunity to address the Board of Directors before a termination pursuant to this clause (ii) becomes effective, (iii) gross negligence or willful misconduct with respect to the Cision, Cision US or any of their respective subsidiaries or any of their customers, vendors or employees, (iv) conduct which could reasonably be expected to bring Cision, Cision US or any of their respective subsidiaries into substantial public disgrace or disrepute, (v) any breach by Mr. Akeroyd of the confidentiality or non-solicitation provisions of his agreement and/or (vi) a failure to observe Cision’s, Cision US’s or any of their respective subsidiaries’ policies or standards regarding employment practices (including, without limitation, nondiscrimination and sexual harassment policies) as approved by the Board of Directors from time to time.
“Good Reason” means (i) a material reduction in Mr. Akeroyd’s then effective annual base salary, (ii) a material diminution in Mr. Akeroyd’s title, (iii) the assignment of duties to Mr. Akeroyd materially inconsistent with his position or (iv) the relocation by Cision US of Mr. Akeroyd’s principal office to a location which is more than 50 miles outside of the San Jose metropolitan area, in each case, without the prior written consent of Mr. Akeroyd.
Whitney Benner
The employment agreement with Whitney Benner provides that Ms. Benner will serve as the Chief Human Resources Officer of PR Newswire. The term of Ms. Benner’s employment will continue until (i) Ms. Benner’s resignation (upon 30 days’ prior written notice to PR Newswire), death or disability or (ii) PR Newswire terminates her employment with or without Cause. On January 9, 2018, PR Newswire entered into an amended employment agreement with Ms. Benner in order to remove Cision Owner as a party to Ms. Benner’s employment agreement. The terms of Ms. Benner’s employment were not substantially modified by such amendment.

For each fiscal year beginning in 2017, subject to continued employment through the last day of such fiscal year, Ms. Benner will be eligible to receive an annual bonus in an amount up to 40% of her base salary, as determined by PR Newswire based upon Ms. Benner’s performance and the performance of PR Newswire and its subsidiaries relative to financial, operating and other objectives set by PR Newswire. In addition, Ms. Benner is entitled to such other benefits as are approved by PR Newswire and made generally available to all senior management of PR Newswire.
If Ms. Benner’s employment is terminated for any reason, Ms. Benner is entitled to receive:
•
any earned but unpaid portion of her base salary through the date of such termination, subject to withholding and other appropriate deductions;

•
reimbursement for reasonable and documents expenses accrued during employment, subject to and in accordance with, PR Newswire’s expense reimbursement policy;

•
any earned but unpaid annual bonus relating to any prior fiscal year; and

•
any vested benefits (including vacation, but excluding severance-type benefits) accrued through the date of such termination in accordance with applicable law or the governing agreement, plan or policy rules (together, the “Benner Accrued Obligations”).

If Ms. Benner’s employment is terminated by PR Newswire without Cause, then, in addition to the Benner Accrued Obligations: (1) PR Newswire will give Ms. Benner three months prior notice of such termination, during which period Ms. Benner will assist as reasonably required by PR Newswire to transition her duties and train any successor, and during which period PR Newswire may, in its absolute discretion, (A) place Ms. Benner on garden leave and require Ms. Benner not to come into the office, or (B) elect to provide Ms. Benner payment of her base salary and premiums for continued coverage under PR Newswire’s health benefit plans in lieu of all or any portion of such three-month notice period, which payment shall be made in installments on PR Newswire’s regular payroll dates unless otherwise agreed between Ms. Benner and PR Newswire and during which time no bonus eligibility will accrue; (2) during the nine-month period commencing on the date of termination, PR Newswire shall continue to pay Ms. Benner at her base salary rate, payable in equal installments on PR Newswire’s regular salary payment dates as in effect on the date of the separation (the “Benner Severance Payments” and any period during which the Benner Severance Payments are payable, each a “Benner Severance Period”); and (3) PR Newswire shall pay the premiums for Ms. Benner’s continued coverage under PR Newswire’s health benefit plans during the Benner Severance Period (subject to certain limitations, the “Benner Severance Benefits”). In addition, PR Newswire shall have the option, by delivering written notice to Ms. Benner at least 60 days prior to the end of the then applicable Benner Severance Period, to extend the Benner Severance Period for up to two additional six-month periods (i.e., through the 21 month anniversary of the date of separation) during which period PR Newswire shall continue to pay the Benner Severance Payments at the same annual rate (pro-rated as applicable) and provide the Benner Severance Benefits.
Ms. Benner’s employment agreement also contains provisions relating to obligations to maintain confidentiality, ownership of property developed during employment, third-party information and use of information of prior employers, as well as non-competition and non-solicitation covenants which remain in effect during the term of Ms. Benner’s employment plus either (i) the Benner Severance Period, if she is terminated without Cause, or (ii) the 12-month period immediately following Ms. Benner’s termination, if she is terminated under any other circumstance.
For purposes of Ms. Benner’s employment agreement:
“Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to PR Newswire, Cision or any of their respective subsidiaries or any of their customers, vendors or employees, (ii) substantial and repeated failure to perform duties of the office held by Ms. Benner as reasonably directed by an executive to whom Ms. Benner directly or indirectly reports or by PR Newswire, (iii) gross negligence or willful misconduct with respect to PR Newswire, Cision or any of their respective subsidiaries or any of their customers, vendors or employees, (iv) conduct which could reasonably be expected to bring PR Newswire, Cision or any of their respective subsidiaries into substantial public disgrace or disrepute, (v) any breach by

Ms. Benner of the confidentiality, non-competition or non-solicitation provisions of her agreement and/or (vi) a failure to observe policies or standards regarding employment practices (including, without limitation, nondiscrimination and sexual harassment policies) as approved by PR Newswire from time to time.
Jason Edelboim
The employment agreement with Jason Edelboim provides that Mr. Edelboim will serve as the President, PRN Americas, of PR Newswire. The term of Mr. Edelboim’s employment will continue until (i) Mr. Edelboim’s resignation (upon 30 days’ prior written notice to PR Newswire), death or disability or (ii) PR Newswire terminates his employment with or without Cause. On October 3, 2017, PR Newswire entered into an amended employment agreement with Mr. Edelboim in order to remove Cision Owner as a party to Mr. Edelboim’s employment agreement. The terms of Mr. Edelboim’s employment were not substantially modified by such amendment.
For fiscal year 2016, subject in its entirety without pro-ration to continued employment through the last day of 2016, Mr. Edelboim was eligible for an annual bonus in an amount up $165,006. For each fiscal year beginning in 2017, subject to continued employment through the last day of such fiscal year, Mr. Edelboim will be eligible to receive an annual bonus in an amount up to 50% of his base salary, as determined by PR Newswire based upon Mr. Edelboim’s performance and the performance of PR Newswire and its subsidiaries relative to financial, operating and other objectives set by PR Newswire. On June 16, 2018 (the “Retention Bonus Date”), Mr. Edelboim will also receive (i) a one-time cash bonus in an amount of  $150,000 (such bonus, the “Time Based Component”) and (ii) a one-time cash bonus in the amount of  $150,000 (such amount, the “Performance Based Component”), in recognition of having achieved the management best case performance for revenue and EBITDA as disclosed to Cision US in connection with the sale of PR Newswire to Cision US; in each case subject to Mr. Edelboim’s continued employment with PR Newswire through and on the Retention Bonus Date. If PR Newswire terminates Mr. Edelboim without Cause prior to the Retention Bonus Date, Mr. Edelboim will receive (i) a pro-rated portion, to the extent earned, of the Time Based Component, and (ii) 100% of the Performance Based Component, in each case, as a lump sum payment payable within 30 days of such without Cause termination. In addition, Mr. Edelboim is entitled to such other benefits as are approved by PR Newswire and made generally available to all senior management of PR Newswire.
If Mr. Edelboim’s employment is terminated for any reason, Mr. Edelboim is entitled to receive:
•
any earned but unpaid portion of his base salary through the date of such termination, subject to withholding and other appropriate deductions;

•
reimbursement for reasonable and documents expenses accrued during employment, subject to and in accordance with, PR Newswire’s expense reimbursement policy;

•
any earned but unpaid annual bonus relating to any prior fiscal year; and

•
any vested benefits (including vacation, but excluding severance-type benefits) accrued through the date of such termination in accordance with applicable law or the governing agreement, plan or policy rules (together, the “Edelboim Accrued Obligations”).

If Mr. Edelboim’s employment is terminated by PR Newswire without Cause, then, in addition to the Edelboim Accrued Obligations: (1) PR Newswire will give Mr. Edelboim three months prior notice of such termination, during which period Mr. Edelboim will assist as reasonably required by PR Newswire to transition his duties and train any successor, and during which period (x) PR Newswire will continue to pay Mr. Edelboim’s base salary and premiums for continued coverage under PR Newswire’s health benefit plans (which payment shall be made in installments on PR Newswire’s regular payroll dates unless otherwise agreed between Mr. Edelboim and PR Newswire), (y) no bonus eligibility will accrue for the entire calendar year in which Mr. Edelboim has been terminated and (z) PR Newswire may, in its absolute discretion, place Mr. Edelboim on garden leave and require Mr. Edelboim not to come into the office; (2) during the nine-month period commencing on the date of termination, PR Newswire shall continue to pay Mr. Edelboim at his base salary rate, payable in equal installments on PR Newswire’s regular salary payment dates as in effect on the date of the separation (the “Edelboim Severance Payments” and any period during which the Edelboim Severance Payments are payable, each a “Edelboim Severance Period”); (3) PR Newswire shall pay the premiums for Mr. Edelboim’s continued coverage under PR Newswire’s health benefit plans during the Edelboim Severance Period (subject to certain limitations, the Edelboim Severance Benefits”); and (4) PR Newswire shall provide reimbursement of Mr. Edelboim’s reasonable documented costs for outplacement, career search, executive coaching or similar services, comparable to what has been customarily provided to similarly situated executives of PR Newswire, and such reimbursement shall be made to Mr. Edelboim by PR Newswire within 30 days after presentation of such costs, in accordance with PR Newswire’s company policy, to PR Newswire. In addition, PR Newswire shall have the option, by delivering written notice to Mr. Edelboim at least 60 days prior to the end of the then applicable Edelboim Severance Period, to extend the Edelboim Severance Period for up to two additional six-month periods (i.e., through the 21 month anniversary of the date of separation) during which period PR Newswire shall continue to pay the Edelboim Severance Payments at the same annual rate (pro-rated as applicable) and provide the Edelboim Severance Benefits.
Mr. Edelboim’s employment agreement also contains provisions relating to obligations to maintain confidentiality, ownership of property developed during employment, third-party information and use of information of prior employers, as well as non-competition and non-solicitation covenants which remain in effect during the term of Mr. Edelboim’s employment plus either (i) the Edelboim Severance Period, if he is terminated without Cause, or (ii) the 12-month period immediately following Mr. Edelboim’s termination if he is terminated under any other circumstance.
The definition of  “Cause” in Mr. Edelboim’s employment agreement is substantially identical to the definition of  “Cause” in Ms. Benner’s employment agreement, described above.
Director Compensation
None of our directors received any compensation for the year ended December 31, 2016. The following table presents summary information regarding the total compensation awarded to, earned by, and paid to directors for the year ended December 31, 2017. Members of the Board who are employees of Cision or who are affiliates of Cision Owner or former affiliates of Capitol Acquisition Corp. III have not received compensation for their service on the Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Stuart Yarbrough	$35,000	$139,518(1)	$174,518

(1)
Consists of 11,945 RSUs which vest in four equal annual installments beginning on November 27, 2018. Represents the grant date fair value of such awards as determined in accordance with ASC Topic 718.

Director Compensation Structure
We compensate our directors who are not employees of Cision or affiliates of Cision Owner or former affiliates of Capitol Acquisition Corp. III according to the following structure:
Description	Amount
Quarterly retainer	$10,000
Additional retainer for committee members	$2,500 per committee per quarter
Restricted Stock Unit Grants	Issue restricted stock units in the Company on an annual basis with then-current fair market value equal to 2x annual cash compensation
Additional retainer for chair of committee	$5,000 for the chairs of any standing committee per quarter
The restricted stock units (“RSUs”) vest 25% per year, commencing on the first anniversary of issuance, so long as the recipient remains on the Board of Directors as of each vesting date. Any unvested

RSUs would vest immediately upon a change in control of the Company. Any unvested RSUs will be automatically forfeited upon such person’s resignation or removal from the Board of Directors with or without cause.
Directors are also reimbursed for their reasonable expenses to attend meetings of our Board of Directors and related committees and otherwise attend to our business. Our directors enter into our standard form of director indemnification agreement.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of May 25, 2018 regarding the beneficial ownership of Cision’s ordinary shares by:
•
Each person known to be the beneficial owner of more than 5% of Cision’s outstanding ordinary shares;

•
Each director and each of Cision’s principal executive officers and two other most highly compensated executive officers (“named executive officers”); and

•
All current executive officers and directors as a group.

Unless otherwise indicated, Cision believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares(2)
Directors and Executive Officers:
Kevin Akeroyd	—(3)	—
Whitney Benner	—(3)	—
Jason Edelboim	—(3)	—
Mark D. Ein	5,254,424(4)	4.0%
L. Dyson Dryden	1,751,474(5)	1.3%
Stephen P. Master	—(6)(7)	—
Stuart J. Yarbrough	—	—
Mark M. Anderson	—(6)(7)	—
Philip A. Canfield	—(6)(7)	—
All directors and executive officers as a group (16 individuals)	8,741,167(3)	6.7%
Five Percent Holders:
Baron Capital Group, Inc.	6,798,252(8)	5.5%
Cision Owner	78,866,338(6)(7)	60.4%
T. Rowe Price Associates, Inc.	6,472,150(9)	5.2%

(1)
Unless otherwise indicated, the business address of each of the individuals is 130 East Randolph St., 7th Floor, Chicago, IL 60601.

(2)
The percentage of beneficial ownership of Cision is calculated based on 130,470,400 ordinary shares outstanding. Unless otherwise indicated, Cision believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them as of the date indicated.

(3)
All of our executive officers other than Yujie Chen hold equity interests in Cision Owner pursuant to the Cision Owner Partnership Agreement. These executive officers have neither a controlling interest in Cision Owner nor direct or indirect voting or dispositive power with respect to ordinary shares of Cision held of record by Cision Owner. See “Executive Compensation — Incentive Unit Awards.”

(4)
Consists of 11,865 ordinary shares held by Leland Investments, Inc. and 5,242,559 ordinary shares held by Capitol Acquisition Management 3 LLC. Both entities are controlled by Mr. Ein.

(5)
Represents shares held by Capitol Acquisition Founder 3 LLC, an entity controlled by Mr. Dryden.

(6)
Voting and dispositive power with respect to the ordinary shares held by Cision Owner is exercised by its general partner, Canyon Partners, Ltd., which is controlled by a majority vote of its ten-member board of directors (“Canyon Board of Directors”). GTCR Investment X AIV Ltd. (“GTCR AIV”) as the sole shareholder of Canyon Partners, Ltd. may be deemed to share voting and dispositive power over the ordinary shares held by Cision Owner. GTCR AIV is managed by a ten-member board of Directors (the “AIV Board of Directors”) comprised of Mark M. Anderson, Craig A. Bondy, Philip A. Canfield, Aaron D. Cohen, Sean L. Cunningham, David A. Donnini, Constantine A. Mihas, Collin E. Roche, Lawrence C. Fey IV and Benjamin J. Daverman. Each of the foregoing entities and the individual members of each of the Canyon Board of Directors and the AIV Board of Directors disclaim beneficial ownership of the shares held of record by Cision Owner except to the extent of his, her or its pecuniary interest. The address for Cision Owner, Canyon Partners, Ltd. and GTCR AIV is c/o GTCR Golder Rauner II, LLC, 300 North LaSalle Street, Suite 5600, Chicago, Illinois 60654.

(7)
Messrs. Canfield and Anderson are Managing Directors of GTCR LLC, and Mr. Master is a Vice President of GTCR LLC. Each of Messrs. Canfield, Anderson and Master disclaims beneficial ownership of any units of Cision Owner beneficially owned by Canyon Partners, Ltd. and GTCR AIV, except to the extent of his indirect pecuniary interest.

(8)
The business address of Baron Capital Group, Inc. is 767 Fifth Avenue, 49th Floor, New York, NY 10153. Information derived from a Schedule 13G filed on February 14, 2018.

(9)
The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. Information derived from a Schedule 13G filed on February 14, 2018.

Certain Relationships and Related Party Transactions
Related Party Transactions Policy
Cision has adopted a Related Party Transactions policy that sets forth the manner in with Cision considers, evaluates and, where appropriate, conducts transactions with Related Parties, which are defined as: (a) each director or officer of Cision; (b) any nominee for election as a director of Cision; (c) any security holder who is known to Cision to own of record or beneficially more than five percent (5%) of any class of Cision’s voting securities; and (d) any “Immediate Family Member” (as defined in Regulation S-K Item 404(a)) of any of the foregoing persons. For purposes of the Related Party Transactions policy, a “Related Party Transaction” means a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Cision was, is or will be a participant and the amount involved will or may be expected to exceed $120,000 in any fiscal year, and in which any Related Party had, has or will have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act). Any director, nominee for election as a director or officer who intends to enter into a Related Party Transaction shall disclose that intention and all material facts with respect to such transaction to the Audit Committee, and any other employee of Cision who intends to cause Cision to enter into any Related Party Transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee.
The Audit Committee reviews all Related Party Transactions and approves or disapproves such transactions in advance of such transaction being given effect (subject to any permissible delegation of authority). The Audit Committee may approve the Related Party Transaction only if the Audit Committee determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. In connection with approving or ratifying a Related Party Transaction, the Audit Committee shall carefully and diligently consider all of the relevant facts and circumstances relating to whether the transaction is in the best interests of Cision, including consideration of the following factors: the position within or relationship of the Related Party with Cision; the materiality of the transaction to the Related Party and Cision, including the dollar value of the transaction, without regard to profit or loss; the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to Cision for attaining the purposes of the transaction; whether the transaction is comparable to a transaction that could be available with an unrelated party, or is on terms that Cision offers generally to persons who are not Related Parties; whether the transaction is in the ordinary course of Cision’s business and was proposed and considered in the ordinary course of business; the effect of the transaction on Cision’s business and operations, including on Cision’s internal control over financial reporting and system of disclosure controls or procedures; any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction; whether the Related Party Transaction was initiated by Cision or the Related Party; the Related Party’s interest in the Related Party Transaction; and any other information regarding the Related Party Transaction or the Related Party that would be material to investors in light of the circumstances of the particular transaction.
These procedures are intended to determine whether any Related Party Transaction impairs the independence of a director or presents a conflict of interest on the part of a directors, employee or officer.
Nominating Agreement
Pursuant to the Nominating Agreement, Cision Owner (or its affiliates) has the right to designate nominees for election to the Board of Directors for so long as Cision Owner beneficially owns 5% or more of the total number of Cision’s ordinary shares then outstanding. The number of nominees that Cision Owner (or its affiliates) is entitled to nominate under the Nominating Agreement is dependent on its beneficial ownership of ordinary shares. For so long as Cision Owner beneficially owns a number of ordinary shares equal to or greater than 35%, 15% or 5%, respectively, of the total number issued and outstanding, Cision Owner will have the right to nominate three, two or one director(s), respectively. In addition, Cision Owner has the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of Cision Owner’s beneficial ownership at such time. Cision Owner has the right to have its designees participate on committees of the board of directors, subject to compliance with applicable law and stock exchange listing rules. So long as GTCR and its affiliates are the beneficial owners of a majority of the ordinary shares of Cision held by Cision Owner, Cision Owner will, upon the request of GTCR, assign all of its rights under the Nominating Agreement to GTCR (or one of its affiliates).
Professional Services Agreement
On May 30, 2014, Canyon Valor Companies, Inc. (formerly GTCR Valor Companies, Inc.), a wholly owned indirect subsidiary of Cision (“Cision Sub”), entered into an Amended and Restated Professional Services Agreement (the “Services Agreement”) with Cision Owner, GTCR LLC and GTCR Management X LP (“GTCR Management”) pursuant to which Cision Sub agreed to engage GTCR Management as a financial and management consultant.
Under the terms of the Services Agreement, GTCR Management provides various services to Cision Owner and its subsidiaries, including Cision Sub, such as corporate strategy, budgeting of future corporate investments and acquisition and divestiture strategies.
GTCR Management is entitled to a placement fee in connection with any equity or debt financing of Cision Owner or any of its subsidiaries (regardless of whether such financing is provided by GTCR Management or any of its affiliates), subject to certain exceptions. The Services Agreement also requires Cision Sub to pay an annual management fee to GTCR Management, unless such amounts are not permitted to be paid under the agreements governing Cision’s 2016 First Lien Credit Facility and 2016 Second Lien Credit Facility, in which case such fees automatically accrue without interest for the benefit of GTCR Management, to be paid at such time as and to the extent that such fees are permitted to be paid under such credit facilities. Cision Sub is also required to reimburse GTCR Management for reasonable travel expenses, legal fees and other out-of-pocket fees and expenses incurred by GTCR Management or its affiliates in connection with the performance of its obligations under the Services Agreement. Cision Sub has also agreed to indemnify GTCR Management and its affiliates for any losses or liabilities they incur in connection with their performance under the Services Agreement, except to the extent resulting from GTCR Management’s gross negligence or willful misconduct. Cision Sub paid fees and expense reimbursement to GTCR Management in an aggregate amount of  $0.3 million, $0.6 million and $0.6 million in 2017, 2016 and 2015, respectively.
Cision and GTCR Management terminated the Services Agreement in connection with the consummation of the Business Combination.
Intercompany Capital Contributions and Loan Agreements
Prior to the consummation of the Business Combination, Cision from time to time engaged in intercompany transactions with Cision Owner, including intercompany loans. In connection with the acquisition of Bulletin Intelligence, on March 24, 2017, in exchange for a note, Cision Owner issued $7.0 million of Units of Cision Owner to a subsidiary of Cision, which Units were used as consideration for the purchase of Bulletin Intelligence. The note was repaid to Cision Owner in connection with consummation of the Business Combination.
In connection with the acquisition of PR Newswire on June 16, 2016, Cision Owner loaned $195.9 million to Cision and issued $40.0 million of Units of Cision Owner to a subsidiary of Cision, which cash and Units were used to fund the PR Newswire acquisition. Cision Owner contributed these loans to Cision in exchange for CPECs, resulting in the cancellation of these loans.
From time to time prior to the consummation of the Business Combination, Cision also issued CPECs to Cision Owner in connection with capital contributions from Cision Owner to Cision.
See “— Convertible Preferred Equity Certificates of Cision (CPECs)” and Note 2 to the Cision’s audited financial statements included in the Annual Report for a description of the CPECs. In connection with the Business Combination, Cision Owner contributed the CPECs, along with its outstanding equity in Cision, to Cision.

Convertible Preferred Equity Certificates of Cision (CPECs)
Between April 2014 and July 2016, Cision Owner entered into 11 Subscription Agreements with Cision Luxco pursuant to which Cision Luxco issued and sold Convertible Preferred Equity Certificates (“CPECs”) to Cision Owner. The CPEC’s were redeemable at any time by Cision Luxco and matured 49 years from the date of issuance. In connection with the Business Combination, Cision Owner contributed the CPECs, along with its outstanding equity in Cision Luxco, to Cision.
Gorkana Seller Notes and Management Rollover
In connection with the completion of Cision’s acquisition of Gorkana on October 21, 2014, GTCR Canyon UK Investments Limited, a subsidiary of Cision, acquired Gorkana and issued promissory notes to the sellers of Gorkana, including to Jeremy Thompson, who served as our President, EMEA, until his separation on May 31, 2017. A portion of the notes were denominated in US dollars and a portion were denominated in pounds sterling. Notes in the amounts of  $617,971 and £1,726,272 were issued to Mr. Thompson. The US dollar-denominated notes bore interest at a rate of 8% per annum and were payable on demand. The pounds sterling-denominated notes were secured by the value of a cash collateral account and bore interest equal to the interest paid on the underlying cash collateral account. Concurrently with the issuance of the notes, Mr. Thompson, Cision Owner and certain of its affiliates entered into a subscription agreement pursuant to which Mr. Thompson agreed to contribute the notes to Cision Luxco in exchange for equivalent notes issued by Cision Luxco (the “Lux Notes”).
On December 22, 2014, Cision Owner and Cision entered into an Investment Agreement with Mr. Thompson pursuant to which he agreed to contribute the Lux Notes to Cision in exchange for securities of Cision (the “Cision Shares”) and a portion in exchange for equivalent notes of Cision (the “Cision Notes”). On September 18, 2015, Cision Owner issued Units in Cision Owner (an aggregate deemed capital contribution of  $662,939) to Mr. Thompson in exchange for the Cision Shares held by him. On December 21, 2015, Cision repaid the pounds sterling-denominated notes to Mr. Thompson in the amount of £1,726,272.

Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires all directors and certain executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC within specified due dates reports of ownership and reports of changes of ownership of our ordinary shares and our other equity securities. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on reports and written representations furnished to us by these persons, we believe that all directors and relevant executive officers complied with these filing requirements for the Company during 2017.
Proxy Solicitation
Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.
Shareholder Proposals
Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2019 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, shareholder proposals must be submitted in writing to the Secretary, Cision Ltd., 130 E. Randolph St., 7th Floor, Chicago, IL 60601 and must be received no later than January 31, 2019 unless the date of our 2019 Annual Meeting is changed by more than 30 days from June 26, 2019, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any proposals submitted for inclusion in the proxy must also comply with the advance notice provisions of our Articles described below.
Shareholders who intend to present proposals at the 2019 Annual Meeting must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Cision Ltd., 130 E. Randolph St., 7th Floor, Chicago, IL 60601, and such proposals must be received no earlier than February 26, 2019 and no later than March 28, 2019. Shareholders who wish to nominate a director must additionally be a shareholder of record on both the date of the giving of notice by such shareholder and the record date for the determination of shareholders entitled to vote at the 2019 Annual Meeting and on each such date beneficially own more than 15% of the issued ordinary shares of the Company (unless contrary to applicable law). Such proposals must additionally meet the requirements set forth in the rules and regulations of the SEC, as well as the informational, notice and other requirements related to proposals set forth in Article 16 of the Company’s amended and restated memorandum and articles of association.
Director’s Attendance at the Annual Meeting
The Company invites members of the Board of Directors to attend its annual shareholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict.
Householding
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholders at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may contact us at the following address:
Cision Ltd.
Attn: Secretary
130 E. Randolph St., 7th Floor
Chicago, IL 60601
Shareholders who beneficially own ordinary shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Availability of Annual Report, SEC Filings, Code of Conduct and Committee Charters
Our audited consolidated financial statements for fiscal 2017 are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement and the Annual Report, along with copies of our Code of Conduct, Corporate Governance Guidelines and other governance documents, as well as the charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, are posted on and may be obtained through our website at www.cision.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of these documents without charge by sending a written request to Cision Ltd., Attn: Secretary, 130 E. Randolph Street, 7th Floor, Chicago, IL 60601.
Other Business
Other than the two proposals described in this Proxy Statement, the Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the ordinary shares they represent in accordance with their own judgment on such matters.

CISION LTD.PLEASE DO NOT RETURN THE PROXY CARD IF YOUARE VOTING ELECTRONICALLY OR BY PHONE.Signature_____________________________________Signature, if held jointly_____________________________________ Date_____________, 2018Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.Please markyour voteslike thisXINTERNET/MOBILE \–www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.PHONE \– 1 (866) 894-0536Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.MAIL \– Mark, sign and date your proxy card and return it in the postage-paid envelope provided.Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 25, 2018.YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailVote by Internet or Telephone - QUICK EASYPROXYCONTROL NUMBER FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 1. Election of Directors(1)Stephen P. Master(2)L. Dyson DrydenFORAGAINSTABSTAIN2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.FORAGAINSTABSTAINTHE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING CLASS I DIRECTORS (TERM TO EXPIRE AT 2021 MEETING):THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:Mark here if you plan to attend the meeting.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED CISION LTD.PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe shareholder(s) hereby appoint(s) Jack Pearlstein and Steve Solomon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Cision Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 a.m. Eastern Time, on June 26, 2018, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.(Continued, and to be marked, dated and signed, on the other side)Important Notice Regarding the Availability of Proxy Materials forthe Annual Meeting of Shareholders to be held June 26, 2018The Proxy Statement and our 2017 Annual Report to Shareholdersare available at: https://investors.cision.com